Exhibit 99.1

Astrotech Announces $9.25 Million Registered Direct Offering Priced At-the-Market

Austin, Texas – February 11, 2021 – Astrotech Corporation (NASDAQ: ASTC), today announced that it has entered into definitive agreements with several institutional investors for the purchase and sale of 2,845,535 shares of Astrotech's common stock, at a purchase price of $3.25 per share, in a registered direct offering priced at-the-market under Nasdaq rules. The closing of the offering is expected to occur on or about February 16, 2021, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds to Astrotech from this offering are expected to be $9.25 million, before deducting the placement agent’s fees and other offering expenses payable by Astrotech. The Company intends to use the net proceeds from this offering for continuing operating expenses and working capital.

The shares of common stock are being offered by Astrotech pursuant to a "shelf" registration statement on Form S-3 (File No. 333-226060) previously filed with the Securities and Exchange Commission (the "SEC") on July 3, 2018 and declared effective by the SEC on August 20, 2018. The offering of the securities will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the securities being offered will be filed with the SEC.  Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC's website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (646) 975-6996 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Astrotech Corporation

Astrotech (NASDAQ: ASTC) is a science and technology development and commercialization company that launches, manages, and builds scalable companies based on innovative technology in order to maximize shareholder value.  1st Detect develops, manufactures, and sells trace detectors for use in the security and detection market.  AgLAB is developing chemical analyzers for use in the agriculture market.  BreathTech is developing a breath analysis tool to provide early detection of lung diseases. Astrotech is headquartered in Austin, Texas.  For information, please visit www.astrotechcorp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, market and other conditions, the severity and duration of the COVID-19 pandemic and its impact on the U.S. and worldwide economy, the timing, scope and effect of further U.S. and international governmental, regulatory, fiscal, monetary and public health responses to the COVID-19 pandemic, the completion of the registered direct offering and the Company’s use of proceeds from the registered direct offering, whether we can successfully complete the development of our new products and proprietary technologies, whether we can obtain the FDA and other regulatory approvals required to market our products under development in the United States or abroad, and whether the market will accept our products and services, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings, including the annual report on Form 10-K.  Any forward-looking statements in this document should be evaluated in light of these important risk factors.  In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date.  The Company assumes no obligation to update these forward-looking statements, except as required by law.

Company Contact: Eric Stober, Chief Financial Officer, Astrotech Corporation, (512) 485-9530